Exhibit 5.1

February 24, 2015

Bill Barrett Corporation

1099 18th Street

Suite 2300

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special counsel to Bill Barrett Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $400,000,000 aggregate initial offering price of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) the Company’s senior debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities, in one or more series (the “Subordinated Debt Securities”), (d) guarantees (the “Guarantees”) of Debt Securities by Aurora Gathering, LLC, a Texas limited liability company (“Aurora”), and Circle B Land Company LLC, a Colorado limited liability company (“Circle B,” and together with Aurora, the “Subsidiary Guarantors”) (the Debt Securities, together with (if such Debt Securities are guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”), (e) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (f) the Company’s warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”), (g) the Company’s stock purchase contracts to purchase Common Stock or other securities that are registered under the Registration Statement (the “Stock Purchase Contracts”), and (h) the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and other securities that are registered under the Registration Statement (the “Stock Purchase Units”) or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities included as an exhibit to the Registration Statement, the form and terms (including any Guarantees) of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture (the “Senior Indenture”), (ii) a form of the Indenture for the Subordinated Debt Securities included as an exhibit to the Registration Statement, the form and terms (including any Guarantees) of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture (the “Subordinated Indenture,” each of the Senior Indenture and the Subordinated Indenture being sometimes referred to herein as an “Indenture”), and (iii) such corporate or limited liability company records of the Company and the Subsidiary Guarantors and other certificates and documents of officials of the Company, the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Subsidiary Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or other agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture or certificate of designations therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor, or if such Common Stock is issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement (defined below) therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued (a) upon exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, (b) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock, or (c) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Common Stock), will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Stock is issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued (a) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock, (b) upon exercise of any Securities constituting Warrants that are exercisable for Preferred Stock, or (c) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Preferred Stock) will have been duly authorized and validly issued and will be fully paid and, except to the extent otherwise set forth in the certificate of designations providing for the terms of such Preferred Stock, non-assessable.

3. With respect to Securities constituting Debt Securities, when (i) the Company and, if the Debt Securities constitute Debt Securities guaranteed by Guarantees, the Subsidiary Guarantors (together with the Company, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto, with the terms of such Debt Securities having been set forth in such Indenture or such a supplemental indenture or an officers’ certificate delivered pursuant thereto, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities constitute Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable resolution of the Company Board (and governing body of any applicable Subsidiary Guarantor), the applicable Indenture and supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, then such Debt Securities (including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) will have been duly authorized by all necessary organizational action on the part of the Company and, if such Debt Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, and will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms, and will be entitled to the benefits of the relevant Indenture.

4. With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement or, if such Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Depositary Shares are issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares (including any Depositary Shares duly issued (a) upon exercise of any Securities constituting Warrants that are exercisable for Depositary Shares or (b) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Depositary Shares) will have been duly authorized and validly issued.

5. With respect to Securities constituting Warrants, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable resolution of the Company Board relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to Securities constituting Stock Purchase Contracts, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Stock Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Stock Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Stock Purchase Contract Agreement and the applicable resolution of the Company Board relating to such Stock Purchase Contracts and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Stock Purchase Contracts will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to Securities constituting Stock Purchase Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Stock Purchase Units, the terms of the offering thereof and related matters, (ii) the action with respect to the Stock Purchase Contracts comprising a part of such Stock Purchase Units referred to in paragraph 6 above has been taken, (iii) such Stock Purchase Units have been duly issued and delivered, with certificates representing such Stock Purchase Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Stock Purchase Unit Agreement (defined below) and the applicable resolution of the Company Board relating to such Stock Purchase Units and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (iv) any securities other than such Stock Purchase Contracts comprising a part of such Stock Purchase Units shall have been duly executed, issued and delivered by the respective issuers thereof and constitute valid and binding obligations of such issuers, enforceable in accordance with their respective terms, and (v) any collateral arrangements relating to such Stock Purchase Units have been duly established and any agreements in respect thereof have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities are issuable upon exchange, conversion or exercise of other Securities or are issuable upon purchase pursuant to Securities constituting Stock Purchase Contracts, a definitive purchase, underwriting or other agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of any Securities, each of the Company (and any other Obligors) (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation or organization and (b) will have the necessary corporate or limited liability company power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and any other Obligors and any applicable law or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over each such Obligor and, if such Securities constitute Debt Securities, in conformity with the applicable resolution of the Company Board (and governing body of any Subsidiary Guarantor), the applicable Indenture and supplemental indenture relating to such Debt Securities and, if such Securities constitute Warrants, in conformity with the applicable Warrant Agreement and the applicable resolution of the Company Board relating to such Warrants and, if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts, in conformity with the applicable Stock Purchase Contract Agreement and the applicable resolution of the Company Board relating to such Stock Purchase Contracts and, if such Securities constitute Stock Purchase Units, in conformity with the applicable Stock Purchase Unit Agreement (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, any agreement providing for such securities) and any collateral arrangements relating to such Stock Purchase Units and any agreement in respect thereof and the applicable resolution of the Company Board relating to such Stock Purchase Units; (vii) if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Company Board and provided for in the applicable definitive purchase, underwriting or other agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor; (C) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor; or (D) such Common Stock or Preferred Stock is issuable upon purchase pursuant to Securities constituting Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (viii) if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 3 above will have been taken, (c) such Securities constitute Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 5 above will have been taken, or (d) such Securities constitute Common Stock, Preferred Stock or Depositary Shares issuable under Securities constituting Stock Purchase Contracts, the action with respect to such Stock Purchase Contracts referred to in paragraph 6 above will have been taken; (ix) if (a) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock, Debt Securities or Depositary Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock, Debt Securities or Depositary Shares upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Preferred Stock or Common Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise, or (d) such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of Securities constituting Common Stock, Preferred Stock or Depositary Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Depositary Shares upon purchase thereof pursuant to such Stock Purchase Contracts (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such purchase and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such purchase; (x) if such Securities constitute Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors; (xi) if such Securities constitute Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xii) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as warrant agent; (xiii) if such Securities constitute (or constitute Warrants exercisable into or constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of) Depositary Shares, a depositary agreement (the “Depositary Agreement”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”); (xiv) if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts, a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) relating to such Stock Purchase Contracts and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; (xv) if such Securities constitute Stock Purchase Units, a stock purchase unit agreement (the “Stock Purchase Unit Agreement” and, with an Indenture, Warrant Agreement, Depositary Agreement and Stock Purchase Contract Agreement, each, an “Instrument”) relating to such Stock Purchase Units and a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of such Stock Purchase Units and, in each case, not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and (xvi) if such Securities constitute Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts or Stock Purchase Units, the applicable Instrument and, if such Securities constitute Stock Purchase Units, the Stock Purchase Contract Agreement related to the Stock Purchase Contracts comprising a part of such Stock Purchase Units and, if such Securities constitute

Warrants exercisable into Depositary Shares or Debt Securities, the Depositary Agreement or Indenture related to such Depositary Shares or Debt Securities, respectively, and, if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of Depositary Shares, the applicable Depositary Agreement, in each case, will constitute the valid and binding obligation of each party thereto other than the Company (and, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors), enforceable against such party in accordance with its terms.

B.	We are qualified to practice law in the States of Colorado, New York and Texas, and we express no opinion as to the laws of any other jurisdiction other than (i) the federal laws of the United States and (ii) the General Corporation Law of the State of Delaware including published judicial interpretations thereof.

D.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Sincerely,

DAVIS GRAHAM & STUBBS LLP